EXHIBIT 99.1
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               SEMOTUS SOLUTIONS ENTERS AGREEMENT TO ACQUIRE FLINT

                     SEMOTUS SEES EXCITING GROWTH POTENTIAL
                          WITH TELECOM SERVICES COMPANY

LOS GATOS, CALIF. - APRIL 29, 2008 - (PRIMEZONE) - Semotus Solutions, Inc. (OTCBB:SMOA), a software solutions company for enterprise mobility, today announced that it has entered into a definitive agreement to acquire Flint Telecom, Inc. ("Flint"), an emerging player in the fast-growing telecom services market. Privately held Flint was founded by Vincent Browne, an experienced telecommunications entrepreneur along with a dedicated team of highly experienced telecom professionals.

Flint Telecom, founded in 2005, is a fast growing technology and services company that provides "turnkey' telecom services to the global telecom and media industry. Flint generates its income by licensing its innovative technology and services to niche partner companies who themselves then provide next-generation telecom services to their customers in both residential and business markets. Flint partners with organizations such as ISP's, Rural Telecom and Cable Companies, PBX system vendors and other niche telecom operators that benefit from offering additional telecom services to their existing customers. Flint enables its partners to quickly establish reliable, feature rich and cost effective digital phone services for zero capital investment on behalf of the partner.

Pending certain closing conditions, the transaction is expected to close by mid-June. Although the acquisition will necessitate the issuance of a substantial amount of Semotus restricted common stock, Semotus shareholders will own approximately 5% of the combined company at the close of the transaction. It is currently expected that the combined company will have meaningful revenues and will be profitable.

Semotus will continue to operate as a separate division of the combined company and both companies are expected to benefit from joining forces and exploiting the synergies that will result from this transaction. Semotus' name will change to Flint Telecom Group, Inc. Vincent Browne will become the CEO of the combined company, and Anthony LaPine will remain on as Chairman.

Commenting on the proposed transaction, Anthony LaPine, CEO of Semotus, stated:
"Our extensive experience in the telecommunications marketplace has helped us identify and evaluate the exciting Flint growth opportunity. We have carefully examined Flint's historical performance and future plans to provide telecom services, and we've concluded that Flint is poised to take advantage of the proven growth potential in the exciting digital telecom services space. We are very excited about the possibilities that Flint presents for Semotus and believe that this transaction offers tremendous potential to improve the long term value of the Company for our shareholders. I am also pleased that Flint's parent company, Flint Telecom Limited, has made an investment of $200,000 in Semotus in the form of a convertible note."

Vincent Browne, Flint Chairman and CEO, added: "The transaction with Semotus concludes our search for a partner that truly compliments our core values and that will underpin the intrinsic growth in our organic business from our base of strong partners with strategic market reach. The deal combines two strong, proven and complementary businesses that will benefit from diverse product, geographic and client portfolios. As a public company with public stock, we will accelerate our strategic acquisition programme and are already in advanced discussions with a number of companies that not only enhance the depth of the current network assets, but will deliver immediate increases in both revenues and profits. We will continue to build on the strength and depth of our management team and we welcome the people at Semotus to our team and together look forward to building a very successful and sustainable business for the long term that will generate significant value for our loyal shareholders."

Concluding, Vincent Browne stated, "Flint is eager to leverage the strong Semotus software technology platform and the executive talents of Mr. LaPine. I have requested that Mr. LaPine serve as Chairman of the combined company, as well as head the operations of the Semotus business division, and have secured a commitment from him to remain for at least three years to help execute the ambitious plans I have for the future. In exchange, Mr. LaPine has been offered an equity position in the Company which is expected to result in a post transaction ownership in the combined company of approximately 5%. I look forward to working closely with Tony and leveraging his 40 years of experience in technology and business management, and in particular his experience in managing public companies, to achieve my ambitious plans for the future, including a listing on one of the major exchanges at the earliest possible date."

An SEC Form 8K will be filed within the next 24 hours which will include a complete copy of the signed Definitive Agreement.

ABOUT FLINT TELECOM,
Flint Telecom, founded in 2005, is a fast growing technology and services company that provides "turnkey' telecom services to the global telecom and media industry. Flint generates its income by licensing its innovative technology to niche partner companies who themselves then provide next-generation telecom services to their customers in both residential and business markets. Flint partners with organizations such ISP's, Rural Telecoms and Cable Companies, PBX system vendors and other niche telecom operators that benefit from offering additional telecom services to their existing customers. Flint enables its partners to quickly establish a reliable, feature rich and cost effective phone services for zero capital investment on behalf of the partner. For more information, please visit Flint's website at www.flinttelecom.com.

ABOUT SEMOTUS SOLUTIONS,
Founded in 1993, Semotus Solutions (OTCBB: SMOA) is a provider of software for the mobile enterprise, connecting people to critical business systems, information and processes. Semotus has a Fortune 1000 customer base including Lockheed Martin, Blue Cross Blue Shield, Coca-Cola, Hewlett Packard, Nextel Communications, JP Morgan Chase and The United Nations. Semotus Solutions' software provides mobility, convenience, efficiency and profitability in the areas of workforce automation, finance, health care and m-commerce. For more information, please visit the following web sites: www.semotus.com; www.hiplinkwireless.com; www.clickmarks.com.

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THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, WHICH ARE MADE PURSUANT
TO THE SAFE-HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WORDS SUCH AS "INTENDS", "BELIEVES", AND SIMILAR EXPRESSIONS REFLECTING SOMETHING OTHER THAN HISTORICAL FACT ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, BUT ARE NOT THE EXCLUSIVE MEANS OF IDENTIFYING SUCH STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE CLOSING OF THE ACQUISITION OF FLINT, THE TIMELY DEVELOPMENT AND MARKET ACCEPTANCE OF PRODUCTS AND TECHNOLOGIES, THE ABILITY TO SECURE ADDITIONAL SOURCES OF FINANCE, THE ABILITY TO REDUCE OPERATING EXPENSES, AND OTHER FACTORS DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE ACTUAL RESULTS THAT THE COMPANY ACHIEVES MAY DIFFER MATERIALLY FROM ANY FORWARD-LOOKING STATEMENT DUE TO SUCH RISKS AND UNCERTAINTIES. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE OF THIS RELEASE.


                      FOR MORE INFORMATION, PLEASE CONTACT:
                             Semotus Solutions, Inc.
                                 (408) 399-6120
                                 ir@semotus.com
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